Exhibit 99.1
Old National Bancorp
One Main Street
Evansville, IN 47708	Media: Kathy A. Schoettlin (812) 465-7269
oldnational.com	Investors: Lynell J. Walton (812) 464-1366

Old National's strong 3rd quarter driven by
commercial loan growth of 7% annualized

Evansville, Ind. (October 19, 2021)

Old National Bancorp (NASDAQ: ONB) reports 3Q21 net income of $71.7 million, diluted EPS of $0.43.
Adjusted[1] net income of $71.8 million, or $0.43 per diluted share.
CEO COMMENTARY:

"Old National's excellent 3rd quarter results were driven by multiple success factors, including strong commercial loan growth, good deposit growth, increased fee income, reduced expenses and strong credit metrics," said Chairman and CEO Jim Ryan. "In addition, we continued to make smooth, steady progress throughout the quarter on activities related to our merger of equals with First Midwest Bank, which we expect to be completed as soon as we receive Federal Reserve approval. As previously disclosed, we have already received approval from the OCC."
THIRD QUARTER HIGHLIGHTS2:

Net income	•Net income of $71.7 million
•Earnings per diluted share of $0.43

Net interest income/NIM	•Net interest income on a fully taxable equivalent basis of $155.1 million compared to $153.4 million
•Net interest margin on a fully taxable equivalent basis of 2.92% compared to 2.91%

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $88.3 million
•Adjusted PPNR[1] of $90.2 million
•Noninterest expense of $121.3 million
•Adjusted noninterest expense[1] of $118.2 million
•Efficiency ratio[1] of 56.86%
•Adjusted efficiency ratio[1] of 55.38%

Loans and Credit Quality	•End-of-period total loans[3] of $13,636.1 million compared to $13,834.8 million
◦Total commercial loans increased $171.7 million, excluding the $366.1 million decrease in PPP loans
•Third-quarter total commercial production of $1.0 billion
•Provision for credit losses was a recapture of $4.6 million
•September 30 pipeline of $2.7 billion
•Net recoveries of $3.0 million compared to net recoveries of $336 thousand
•Non-performing loans of 0.94% of total loans compared to 1.03%

Return Profile & Capital	•Return on average common equity of 9.48%
•Return on average tangible common equity[1] of 15.13%
•Adjusted return on average tangible common equity[1] of 15.16%
•No shares of common stock were repurchased during the current quarter

Notable Items	•$1.7 million in tax credit amortization
•$1.4 million in merger charges
1 Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company – please refer to the Non GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale

RESULTS OF OPERATIONS
Old National Bancorp ("Old National") reported third quarter 2021 net income of $71.7 million, or $0.43 per diluted share.

Included in the third quarter were pre-tax charges of $1.4 million for the pending merger with First Midwest Bancorp, Inc. Excluding these charges from the current quarter and netting out debt securities gains, adjusted net income was $71.8 million, or $0.43 per diluted share.

LOANS
Strong commercial production results in over 7% annualized commercial loan growth.

•Period-end total loans were $13,636.1 million at September 30, 2021, a decrease of $198.7 million, or 5.7% annualized, when compared to the $13,834.8 million at June 30, 2021.
•Paycheck Protection Program (PPP) loans declined $366.1 million to $354.9 million at September 30, 2021, compared to $721.1 million at June 30, 2021.
•Excluding the $366.1 million decrease in PPP loans during the quarter, total loans increased $167.5 million, or 5.1% annualized.
•Excluding PPP loans, total commercial loans increased $171.7 million, or 7.4% annualized.
•Total commercial loan production in the third quarter was $1.0 billion; period-end pipeline totaled $2.7 billion.
•Consumer loans decreased $15.1 million to $1,564.2 million and residential mortgage loans increased $9.7 million to $2,224.8 million.
•Average total loans in the third quarter were $13,687.3 million, a decrease of $308.0 million from the second quarter of 2021.
•Excluding PPP loans, average total loans in the third quarter increased $185.8 million from the second quarter of 2021.

DEPOSITS
Total deposit growth bolstered by strong increase in noninterest-bearing demand deposits.

•Period-end total deposits were $18,196.1 million at September 30, 2021, an increase of $327.2 million, or 7.3% annualized, when compared to the $17,868.9 million at June 30, 2021.
•Noninterest-bearing deposits increased $297.8 million to $6,440.5 million at September 30, 2021 from $6,142.7 million at June 30, 2021.
•On average, total deposits in the third quarter increased $122.9 million to $17,976.0 million, compared to $17,853.1 million in the second quarter of 2021.

NET INTEREST INCOME AND MARGIN
Net interest income and margin both increase as funding costs stabilize.

•Net interest income increased to $151.6 million in the third quarter of 2021 compared to $149.9 million in the second quarter of 2021.
•The net interest margin on a fully taxable equivalent basis increased 1 basis point to 2.92% compared to 2.91% in the second quarter of 2021.
•PPP interest and net fees combined were $12.2 million, or 16 basis points of net interest margin, in the third quarter of 2021 compared to $11.9 million, or 9 basis points of net interest margin, in the second quarter of 2021.
•Accretion income was $3.0 million, or 6 basis points of net interest margin, in the third quarter of 2021 compared to $5.1 million, or 10 basis points of net interest margin, in the second quarter of 2021.
•Interest collected on nonaccrual loans was $2.3 million, or 4 basis points of net interest margin, in the third quarter of 2021 compared to $1.2 million, or 2 basis points of net interest margin, in the second quarter of 2021.
•The cost of total deposits remained unchanged at 0.06% in the third quarter of 2021 and the cost of total interest-bearing deposits also remained unchanged at 0.09%.

CREDIT QUALITY
Strong credit quality remains a hallmark of the Old National franchise.
•Old National recorded a provision recapture in the third quarter of 2021 of $4.6 million, compared to $4.9 million in provision recapture recorded in the second quarter of 2021.
•Net recoveries in the third quarter were $3.0 million, compared to net recoveries of $336 thousand in the second quarter of 2021.
•30-89 day delinquencies were 0.10% at the end of the third quarter.
•Non-performing loans decreased as a percentage of total loans to 0.94%.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of September 30, 2021, the remaining discount on these acquired loans was $37.7 million.
•The allowance for credit losses stood at $107.9 million, or 0.79% of total loans at September 30, 2021.

NONINTEREST INCOME
Noninterest income increased primarily due to higher mortgage banking revenue.

•Total noninterest income for the third quarter of 2021 was $54.5 million, an increase of $3.0 million from the second quarter of 2021.
•Mortgage banking revenue increased $3.0 million when compared to the second quarter of 2021, due primarily to a stabilizing pipeline valuation.
•Gains on sales of debt securities increased $0.5 million when compared to the second quarter of 2021.

NONINTEREST EXPENSE
Decline in third quarter expenses due to reductions in personnel and occupancy expenses.

•Noninterest expense for the third quarter of 2021 was $121.3 million and included $1.4 million in diligence, integration and merger charges and $1.7 million in tax credit amortization.
•Excluding these items, adjusted noninterest expense for the third quarter was $118.2 million, compared to the $120.9 million in adjusted noninterest expense in the second quarter of 2021.
•The third quarter efficiency ratio was 56.86%, while the adjusted efficiency ratio was 55.38%.

INCOME TAXES

•On a fully taxable-equivalent basis, income tax expense in the third quarter was $21.2 million, resulting in a 22.8% FTE tax rate, compared to 21.7% in the second quarter of 2021.
•Income tax expense included $1.5 million in tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.

•At the end of the third quarter, preliminary total risk-based capital was 12.84% and preliminary regulatory tier 1 capital was 12.08%.
•Tangible common equity to tangible assets was 8.55% at the end of the third quarter compared to 8.47% in the second quarter of 2021.
•The Company did not repurchase any shares of common stock during the third quarter.
•A low loan to deposit ratio of 74.9%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	3Q21	Adjustments[4]	Adjusted 3Q21
Total Revenues (FTE)	$209.6	$(1.2)	$208.4
Less: Provision for Credit Losses	4.6	—	4.6
Less: Noninterest Expenses	(121.3)	1.4	(119.9)
Income before Income Taxes (FTE)	$92.9	$0.2	$93.1
Income Taxes (FTE)	(21.2)	(0.1)	(21.3)
Net Income	$71.7	$0.1	$71.8
Average Shares Outstanding	165,939	—	165,939
Earnings Per Share - Diluted	$0.43	$—	$0.43
4 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions)	3Q21	2Q21
Net Interest Income	$151.6	$149.9
Add: FTE Adjustment	3.5	3.5
Net Interest Income (FTE)	$155.1	$153.4
Average Earning Assets	$21,228.6	$21,095.3
Net Interest Margin (FTE)	2.92%	2.91%

($ in millions)	3Q21	3Q20
Net Interest Income	$151.6	$145.6
Add: FTE Adjustment	3.5	3.4
Net Interest Income (FTE)	$155.1	$149.0
Add: Total Noninterest Income	54.5	64.7
Less: Noninterest Expense	121.3	120.2
Pre-Provision Net Revenue	$88.3	$93.5
Less: Debt Securities Gains/Losses	(1.2)	(4.9)
Add: Diligence, Acquisition and Integration Charges	1.4	—
Add: ONB Way Charges	—	2.9
Add: Amortization of Tax Credit Investments	1.7	3.1
Adjusted Pre-Provision Net Revenue	$90.2	$94.6

($ in millions)	3Q21	2Q21	3Q20
Noninterest Expense	$121.3	$129.6	$120.2
Less: ONB Way Charges	—	(0.4)	(2.9)
Less: Diligence, Acquisition and Integration Charges	(1.4)	(6.5)	—
Noninterest Expense less Charges	$119.9	$122.7	$117.3
Less: Amortization of Tax Credit Investments	(1.7)	(1.8)	(3.1)
Adjusted Noninterest Expense	$118.2	$120.9	$114.2
Less: Intangible Amortization	(2.8)	(2.9)	(3.4)
Adjusted Noninterest Expense Less Intangible Amortization	$115.4	$118.0	$110.8
Net Interest Income	$151.6	$149.9	$145.6
FTE Adjustment	3.5	3.5	3.4
Net Interest Income (FTE)	$155.1	$153.4	$149.0
Total Noninterest Income	54.5	51.5	64.7
Total Revenue (FTE)	$209.6	$204.9	$213.7
Less: Debt Securities Gains/Losses	(1.2)	(0.7)	(4.9)
Adjusted Total Revenue (FTE)	$208.4	$204.2	$208.8
Efficiency Ratio	56.86%	62.05%	55.93%
Adjusted Efficiency Ratio	55.38%	57.74%	53.06%

($ in millions)	3Q21	2Q21
Net Income	$71.7	$62.8
Add: Intangible Amortization (net of tax5)	2.1	2.2
Tangible Net Income	$73.8	$65.0
Less: Securities Gains/Losses (net of tax5)	(0.9)	(0.5)
Add: Diligence, Acquisition and Integration Charges (net of tax5)	1.1	4.9
Add: ONB Way Charges (net of tax5)	—	0.3
Adjusted Tangible Net Income	$74.0	$69.7
Average Total Shareholders’ Equity	3,027.9	2,992.7
Less: Average Goodwill	(1,037.0)	(1,037.0)
Less: Average Intangibles	(38.6)	(41.4)
Average Tangible Shareholders’ Equity	$1,952.3	$1,914.3
Return on Average Tangible Common Equity	15.13%	13.58%
Adjusted Return on Average Tangible Common Equity	15.16%	14.56%
5 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, October 19, 2021, to review third-quarter 2021 financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (877) 660-9071 or International (929) 517-9523, Conference I.D. 4242648. A replay of the call will also be available from Noon Central Time on October 19 through November 2. To access the replay, dial (855) 859-2056, Conference ID Code 4242648.

ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With $24.0 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for ten consecutive years.  Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships and keeping our clients at the center of all we do. This is an approach to business that we call The ONB Way. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Minnesota and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.

USE OF NON-GAAP FINANCIAL MEASURES
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENTS
This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Old National’s future plans, objectives, performance, revenues, growth, profits, operating expenses or Old National’s underlying assumptions; First Midwest’s and Old National’s beliefs, goals, intentions, and expectations regarding the proposed transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward‐looking statements speak only as of the date they are made; Old National does not assume any duty, and does not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Old National. Such statements are based upon the current beliefs and expectations of the management of Old National and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Midwest and Old National; the outcome of any legal proceedings that may be instituted against First Midwest or Old National; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of First Midwest and Old National to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Midwest and Old National do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate First Midwest’s operations and those of Old National; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; First Midwest’s and Old National’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Old National’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of First Midwest and Old National to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of First Midwest and Old National; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on First Midwest, Old National and the proposed transaction; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Annual Report on Form 10‐K for the year ended December 31, 2020, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Quarterly Report on Form 10‐Q for the quarter ended June 30, 2021, and in other reports First Midwest and Old National file with the U.S. Securities and Exchange Commission (the “SEC”).

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Income Statement
Net interest income	$151,572	$149,927	$145,573	$449,619	$435,015
Tax equivalent adjustment (1)	3,501	3,470	3,379	10,471	10,069
Net interest income - tax equivalent basis	155,073	153,397	148,952	460,090	445,084
Provision for credit losses	(4,613)	(4,929)	—	(26,898)	39,495
Noninterest income	54,515	51,508	64,759	162,735	180,722
Noninterest expense	121,274	129,618	120,234	368,632	399,099
Net income	71,746	62,786	77,944	221,350	152,289

Per Common Share Data
Weighted average diluted shares	165,939	165,934	165,419	165,862	166,370
Net income (diluted)	$0.43	$0.38	$0.47	$1.33	$0.92
Cash dividends	0.14	0.14	0.14	0.42	0.42
Common dividend payout ratio (2)	33%	37%	30%	31%	46%
Book value	$18.31	$18.05	$17.67	$18.31	$17.67
Stock price	16.95	17.61	12.56	16.95	12.56
Tangible common book value (3)	11.83	11.55	11.10	11.83	11.10

Performance Ratios
Return on average assets	1.20%	1.06%	1.40%	1.25%	0.95%
Return on average common equity	9.48%	8.39%	10.79%	9.85%	7.11%
Return on tangible common equity (3)	15.05%	13.58%	17.56%	15.49%	11.66%
Return on average tangible common equity (3)	15.13%	13.58%	17.88%	15.84%	12.12%
Net interest margin (FTE)	2.92%	2.91%	3.03%	2.92%	3.15%
Efficiency ratio (4)	56.86%	62.05%	55.93%	58.14%	63.11%
Net charge-offs (recoveries) to average loans	(0.09)%	(0.01)%	(0.09)%	(0.03)%	0.04%
Allowance for credit losses to ending loans	0.79%	0.79%	0.95%	0.79%	0.95%
Non-performing loans to ending loans	0.94%	1.03%	1.15%	0.94%	1.15%

Balance Sheet (EOP)
Total loans	$13,584,828	$13,784,677	$13,892,509	$13,584,828	$13,892,509
Total assets	24,018,733	23,675,666	22,460,476	24,018,733	22,460,476
Total deposits	18,196,149	17,868,911	16,506,494	18,196,149	16,506,494
Total borrowed funds	2,536,303	2,559,113	2,725,731	2,536,303	2,725,731
Total shareholders' equity	3,035,892	2,991,118	2,921,149	3,035,892	2,921,149

Capital Ratios (3)
Risk-based capital ratios (EOP):
Tier 1 common equity	12.08%	11.95%	11.84%	12.08%	11.84%
Tier 1	12.08%	11.95%	11.84%	12.08%	11.84%
Total	12.84%	12.73%	12.81%	12.84%	12.81%
Leverage ratio (to average assets)	8.54%	8.38%	8.15%	8.54%	8.15%

Total equity to assets (averages)	12.69%	12.61%	12.97%	12.69%	13.33%
Tangible common equity to tangible assets	8.55%	8.47%	8.58%	8.55%	8.58%

Nonfinancial Data
Full-time equivalent employees	2,410	2,465	2,484	2,410	2,484
Banking centers	162	162	162	162	162

(1) Calculated using the federal statutory tax rate in effect of 21% for all periods.
(2) Cash dividends per share divided by net income per share (basic).
(3) Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
September 30, 2021 capital ratios are preliminary.
(4) Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.
FTE - Fully taxable equivalent basis EOP - End of period actual balances

Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest income	$162,026	$160,458	$160,086	$481,721	$490,059
Less: interest expense	10,454	10,531	14,513	32,102	55,044
Net interest income	151,572	149,927	145,573	449,619	435,015
Provision for credit losses	(4,613)	(4,929)	—	(26,898)	39,495
Net interest income after provision for credit losses	156,185	154,856	145,573	476,517	395,520

Wealth management fees	10,134	10,734	9,239	30,576	27,547
Service charges on deposit accounts	8,926	8,514	8,698	25,564	26,357
Debit card and ATM fees	4,942	5,583	5,276	15,668	15,106
Mortgage banking revenue	10,870	7,827	18,110	35,222	46,542
Investment product fees	6,475	6,042	5,351	18,381	16,070
Capital markets income	6,017	5,871	5,428	15,603	15,935
Company-owned life insurance	2,355	2,783	2,830	7,852	8,878
Other income	3,589	3,462	4,906	9,977	13,681
Gains (losses) on sales of debt securities	1,207	692	4,921	3,892	10,606
Total noninterest income	54,515	51,508	64,759	162,735	180,722

Salaries and employee benefits	71,005	72,640	69,860	211,762	215,589
Occupancy	12,757	14,054	13,930	41,683	42,308
Equipment	3,756	4,506	3,754	12,231	12,912
Marketing	3,267	2,632	2,140	7,961	7,632
Data processing	11,508	11,697	9,628	35,558	28,724
Communication	2,372	2,411	2,241	7,661	7,335
Professional fees	3,416	8,528	3,083	14,668	10,921
FDIC assessment	1,628	1,226	1,319	4,461	4,942
Amortization of intangibles	2,779	2,909	3,459	8,763	10,847
Amortization of tax credit investments	1,736	1,813	3,115	4,751	8,917
Other expense	7,050	7,202	7,705	19,133	48,972
Total noninterest expense	121,274	129,618	120,234	368,632	399,099

Income before income taxes	89,426	76,746	90,098	270,620	177,143
Income tax expense	17,680	13,960	12,154	49,270	24,854
Net income	$71,746	$62,786	$77,944	$221,350	$152,289

Diluted Earnings Per Share
Net income	$0.43	$0.38	$0.47	$1.33	$0.92

Average Common Shares Outstanding
Basic	165,258	165,175	164,773	165,144	165,748
Diluted	165,939	165,934	165,419	165,862	166,370

Common shares outstanding at end of period	165,814	165,732	165,333	165,814	165,333

Balance Sheet (unaudited)
($ in thousands)
	September 30,	June 30,	September 30,
	2021	2021	2020
Assets
Federal Reserve Bank account	$600,581	$287,446	$87,682
Money market investments	16,294	15,294	13,437
Investments:
Treasury and government-sponsored agencies	1,803,273	1,657,079	501,771
Mortgage-backed securities	3,354,701	3,280,983	3,382,280
States and political subdivisions	1,609,283	1,567,931	1,426,495
Other securities	442,503	441,037	462,958
Total investments	7,209,760	6,947,030	5,773,504
Loans held for sale, at fair value	51,306	50,121	85,091
Loans:
Commercial	3,505,183	3,802,943	4,264,568
Commercial and agriculture real estate	6,290,632	6,187,318	5,701,493
Consumer:
Home equity	554,322	549,951	549,115
Other consumer loans	1,009,909	1,029,409	1,112,034
Subtotal of commercial and consumer loans	11,360,046	11,569,621	11,627,210
Residential real estate	2,224,782	2,215,056	2,265,299
Total loans	13,584,828	13,784,677	13,892,509
Total earning assets	21,462,769	21,084,568	19,852,223

Allowance for credit losses	(107,868)	(109,444)	(131,388)
Non-earning Assets:
Cash and due from banks	180,583	188,391	229,631
Premises and equipment, net	476,036	484,879	463,253
Operating lease right-of-use assets	69,912	72,207	77,482
Goodwill and other intangible assets	1,074,245	1,077,024	1,086,252
Company-owned life insurance	461,310	459,565	455,975
Other assets	401,746	418,476	427,048
Total non-earning assets	2,663,832	2,700,542	2,739,641
Total assets	$24,018,733	$23,675,666	$22,460,476

Liabilities and Equity
Noninterest-bearing demand deposits	$6,440,526	$6,142,724	$5,463,007
Interest-bearing:
Checking and NOW accounts	4,956,012	4,921,430	4,588,432
Savings accounts	3,708,807	3,675,701	3,287,302
Money market accounts	2,097,967	2,126,537	1,904,404
Other time deposits	992,837	1,002,519	1,206,658
Total core deposits	18,196,149	17,868,911	16,449,803
Brokered deposits	—	—	56,691
Total deposits	18,196,149	17,868,911	16,506,494

Federal funds purchased and interbank borrowings	34	1,523	1,259
Securities sold under agreements to repurchase	375,247	396,129	399,141
Federal Home Loan Bank advances	1,890,054	1,891,143	2,087,648
Other borrowings	270,968	270,318	237,683
Total borrowed funds	2,536,303	2,559,113	2,725,731
Operating lease liabilities	76,771	81,333	88,552
Accrued expenses and other liabilities	173,618	175,191	218,550
Total liabilities	20,982,841	20,684,548	19,539,327
Common stock, surplus, and retained earnings	2,979,082	2,928,856	2,771,865
Accumulated other comprehensive income (loss), net of tax	56,810	62,262	149,284
Total shareholders' equity	3,035,892	2,991,118	2,921,149
Total liabilities and shareholders' equity	$24,018,733	$23,675,666	$22,460,476

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$467,572	$177	0.15%	$232,723	$48	0.08%	$137,880	$59	0.17%
Investments:
Treasury and government-sponsored agencies	1,730,553	6,968	1.61%	1,637,396	5,967	1.46%	454,005	2,457	2.17%
Mortgage-backed securities	3,313,027	14,509	1.75%	3,287,254	15,067	1.83%	3,342,284	17,478	2.09%
States and political subdivisions	1,586,743	12,609	3.18%	1,503,447	12,364	3.29%	1,383,765	11,860	3.43%
Other securities	443,393	2,638	2.38%	439,197	2,690	2.45%	487,405	2,922	2.40%
Total investments	7,073,716	36,724	2.08%	6,867,294	36,088	2.10%	5,667,459	34,717	2.45%
Loans: (2)
Commercial	3,645,197	36,139	3.88%	4,019,553	34,715	3.42%	4,274,894	33,223	3.04%
Commercial and agriculture real estate	6,200,144	57,820	3.65%	6,146,057	57,655	3.71%	5,546,486	55,891	3.94%
Consumer:
Home equity	549,229	4,448	3.21%	538,999	4,201	3.13%	551,380	4,336	3.13%
Other consumer loans	1,018,385	9,690	3.77%	1,034,439	9,747	3.78%	1,120,681	11,635	4.13%
Subtotal commercial and consumer loans	11,412,955	108,097	3.76%	11,739,048	106,318	3.63%	11,493,441	105,085	3.64%
Residential real estate loans	2,274,347	20,529	3.61%	2,256,215	21,474	3.81%	2,355,512	23,604	4.01%

Total loans	13,687,302	128,626	3.70%	13,995,263	127,792	3.62%	13,848,953	128,689	3.66%

Total earning assets	$21,228,590	$165,527	3.08%	$21,095,280	$163,928	3.09%	$19,654,292	$163,465	3.29%

Less: Allowance for credit losses	(111,216)			(117,020)			(132,447)

Non-earning Assets:
Cash and due from banks	$272,855			$238,326			$346,343
Other assets	2,479,079			2,520,937			2,405,517

Total assets	$23,869,308			$23,737,523			$22,273,705

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,873,914	$484	0.04%	$4,948,773	$513	0.04%	$4,607,427	$886	0.08%
Savings accounts	3,678,944	500	0.05%	3,647,952	492	0.05%	3,232,375	634	0.08%
Money market accounts	2,110,981	438	0.08%	2,081,286	433	0.08%	1,902,407	724	0.15%
Other time deposits	998,060	1,156	0.46%	1,024,777	1,293	0.51%	1,253,058	2,852	0.91%
Total interest-bearing core deposits	11,661,899	2,578	0.09%	11,702,788	2,731	0.09%	10,995,267	5,096	0.18%
Brokered deposits	—	—	0.00%	9,890	1	0.05%	150,545	201	0.53%
Total interest-bearing deposits	11,661,899	2,578	0.09%	11,712,678	2,732	0.09%	11,145,812	5,297	0.19%

Federal funds purchased and interbank borrowings	689	—	0.00%	1,460	—	0.02%	18,347	12	0.25%
Securities sold under agreements to repurchase	384,724	90	0.09%	406,251	95	0.09%	385,149	160	0.16%
Federal Home Loan Bank advances	1,890,916	5,326	1.12%	1,906,078	5,218	1.10%	2,021,468	6,709	1.32%
Other borrowings	270,597	2,460	3.64%	269,259	2,486	3.69%	237,811	2,335	3.93%
Total borrowed funds	2,546,926	7,876	1.23%	2,583,048	7,799	1.21%	2,662,775	9,216	1.38%

Total interest-bearing liabilities	$14,208,825	$10,454	0.29%	$14,295,726	$10,531	0.30%	$13,808,587	$14,513	0.42%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$6,314,100			$6,140,424			$5,291,037
Other liabilities	318,448			308,680			284,536
Shareholders' equity	3,027,935			2,992,693			2,889,545

Total liabilities and shareholders' equity	$23,869,308			$23,737,523			$22,273,705

Net interest rate spread			2.79%			2.79%			2.87%

Net interest margin (FTE)			2.92%			2.91%			3.03%

FTE adjustment		$3,501			$3,470			$3,379

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2020
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$357,151	$313	0.12%	$94,149	$442	0.63%
Investments:
Treasury and government-sponsored agencies	1,509,931	17,820	1.57%	513,055	9,187	2.39%
Mortgage-backed securities	3,304,200	45,408	1.83%	3,231,439	54,474	2.25%
States and political subdivisions	1,523,175	37,174	3.25%	1,317,136	35,026	3.55%
Other securities	445,298	8,071	2.42%	493,016	9,361	2.53%
Total investments	$6,782,604	$108,473	2.13%	$5,554,646	$108,048	2.59%
Loans: (2)
Commercial	3,878,630	106,421	3.62%	3,745,803	94,005	3.30%
Commercial and agriculture real estate	6,109,795	171,221	3.70%	5,359,254	176,337	4.32%
Consumer:
Home equity	544,111	12,801	3.15%	554,800	14,180	3.41%
Other consumer loans	1,037,038	29,613	3.82%	1,141,399	35,384	4.14%
Subtotal commercial and consumer loans	11,569,574	320,056	3.70%	10,801,256	319,906	3.96%
Residential real estate loans	2,268,142	63,350	3.72%	2,365,037	71,732	4.04%

Total loans	13,837,716	383,406	3.67%	13,166,293	391,638	3.93%

Total earning assets	$20,977,471	$492,192	3.11%	$18,815,088	$500,128	3.52%

Less: Allowance for credit losses	(120,619)			(107,860)

Non-earning Assets:
Cash and due from banks	$266,543			$322,318
Other assets	2,495,512			2,392,893

Total assets	$23,618,907			$21,422,439

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,895,539	$1,608	0.04%	$4,381,919	$4,820	0.15%
Savings accounts	3,608,078	1,479	0.05%	3,040,889	2,669	0.12%
Money market accounts	2,060,325	1,293	0.08%	1,843,902	4,141	0.30%
Other time deposits	1,034,389	4,058	0.52%	1,397,222	11,823	1.13%
Total interest-bearing core deposits	11,598,331	8,438	0.10%	10,663,932	23,453	0.29%
Brokered deposits	55,312	31	0.08%	101,112	940	1.24%
Total interest-bearing deposits	11,653,643	8,469	0.10%	10,765,044	24,393	0.30%

Federal funds purchased and interbank borrowings	1,096	—	0.00%	184,397	1,296	0.94%
Securities sold under agreements to repurchase	396,495	305	0.10%	355,039	729	0.27%
Federal Home Loan Bank advances	1,907,322	15,953	1.12%	2,043,617	21,321	1.39%
Other borrowings	267,650	7,375	3.67%	243,255	7,305	4.00%
Total borrowed funds	2,572,563	23,633	1.23%	2,826,308	30,651	1.45%

Total interest-bearing liabilities	14,226,206	32,102	0.30%	13,591,352	55,044	0.54%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$6,072,310			$4,710,969
Other liabilities	323,310			263,841
Shareholders' equity	2,997,081			2,856,277

Total liabilities and shareholders' equity	$23,618,907			$21,422,439

Net interest rate spread			2.81%			2.98%

Net interest margin (FTE)			2.92%			3.15%

FTE adjustment		$10,471			$10,069

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Beginning allowance for credit losses	$109,444	$114,037	$128,394	$131,388	$54,619
Impact of adopting ASC 326 on 01/01/2020	—	—	—	—	41,347

Provision for credit losses	(4,613)	(4,929)	—	(26,898)	39,495

Gross charge-offs	(1,215)	(980)	(4,169)	(3,765)	(14,846)
Gross recoveries	4,252	1,316	7,163	7,143	10,773
Net (charge-offs) recoveries	3,037	336	2,994	3,378	(4,073)

Ending allowance for credit losses	$107,868	$109,444	$131,388	$107,868	$131,388

Net charge-offs (recoveries) / average loans (1)	(0.09)%	(0.01)%	(0.09)%	(0.03)%	0.04%

Average loans outstanding (1)	$13,675,436	$13,984,295	$13,827,019	$13,824,569	$13,150,805

EOP loans outstanding (1)	13,584,828	13,784,677	13,892,509	13,584,828	13,892,509

Allowance for credit losses / EOP loans (1)	0.79%	0.79%	0.95%	0.79%	0.95%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$113	$9	$90	$113	$90

Non-performing loans:
Nonaccrual loans (2)	111,586	128,268	137,611	111,586	137,611
TDRs still accruing	16,420	14,222	22,037	16,420	22,037
Total non-performing loans	128,006	142,490	159,648	128,006	159,648

Foreclosed properties	1,943	520	1,248	1,943	1,248

Total underperforming assets	$130,062	$143,019	$160,986	$130,062	$160,986

Classified and Criticized Assets:
Nonaccrual loans (2)	111,586	128,268	137,611	111,586	137,611
Substandard accruing loans	164,192	160,995	189,524	164,192	189,524
Loans 90 days and over (still accruing)	113	9	90	113	90
Total classified loans - "problem loans"	$275,891	$289,272	$327,225	$275,891	$327,225

Other classified assets	4,300	4,305	3,860	4,300	3,860
Criticized loans - "special mention loans"	240,215	228,264	272,859	240,215	272,859

Total classified and criticized assets	$520,406	$521,841	$603,944	$520,406	$603,944

Non-performing loans / EOP loans (1)	0.94%	1.03%	1.15%	0.94%	1.15%

Allowance to non-performing loans	84%	77%	82%	84%	82%

Under-performing assets / EOP loans (1)	0.96%	1.04%	1.16%	0.96%	1.16%

EOP total assets	$24,018,733	$23,675,666	$22,460,476	$24,018,733	$22,460,476

Under-performing assets / EOP assets	0.54%	0.60%	0.72%	0.54%	0.72%

EOP - End of period actual balances
(1) Excludes loans held for sale.
(2) Includes non-accruing TDRs totaling $12.8 million at September 30, 2021, $13.6 million at June 30, 2021, and $7.7 million at September 30, 2020.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Actual End of Period Balances
GAAP shareholders' equity	$3,035,892	$2,991,118	$2,921,149	$3,035,892	$2,921,149

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	37,251	40,030	49,258	37,251	49,258
	1,074,245	1,077,024	1,086,252	1,074,245	1,086,252

Tangible shareholders' equity	$1,961,647	$1,914,094	$1,834,897	$1,961,647	$1,834,897

Average Balances
GAAP shareholders' equity	$3,027,935	$2,992,693	$2,889,545	$2,997,081	$2,856,277

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	38,585	41,410	50,926	41,447	54,488
	1,075,579	1,078,404	1,087,920	1,078,441	1,091,482

Average tangible shareholders' equity	$1,952,356	$1,914,289	$1,801,625	$1,918,640	$1,764,795

Actual End of Period Balances
GAAP assets	$24,018,733	$23,675,666	$22,460,476	$24,018,733	$22,460,476

Add:
Trust overdrafts	116	24	17	116	17

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	37,251	40,030	49,258	37,251	49,258
	1,074,245	1,077,024	1,086,252	1,074,245	1,086,252

Tangible assets	$22,944,604	$22,598,666	$21,374,241	$22,944,604	$21,374,241

Risk-weighted assets (2)	$16,227,070	$15,971,711	$14,770,750	$16,227,070	$14,770,750

GAAP net income	$71,746	$62,786	$77,944	$221,350	$152,289

Add:
Amortization of intangibles (net of tax)	2,084	2,182	2,595	6,572	8,152

Tangible net income	$73,830	$64,968	$80,539	$227,922	$160,441

Tangible Ratios
Return on tangible common equity	15.05%	13.58%	17.56%	15.49%	11.66%
Return on average tangible common equity	15.13%	13.58%	17.88%	15.84%	12.12%
Return on tangible assets	1.29%	1.15%	1.51%	1.32%	1.00%
Tangible common equity to tangible assets	8.55%	8.47%	8.58%	8.55%	8.58%
Tangible common equity to risk-weighted assets (2)	12.09%	11.98%	12.42%	12.09%	12.42%
Tangible common book value (1)	11.83	11.55	11.10	11.83	11.10

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders' equity divided by common shares issued and outstanding at period-end.

Tier 1 common equity (2)	$1,960,340	$1,908,053	$1,748,150	$1,960,340	$1,748,150

Risk-weighted assets (2)	16,227,070	15,971,711	14,770,750	16,227,070	14,770,750

Tier 1 common equity to risk-weighted assets (2)	12.08%	11.95%	11.84%	12.08%	11.84%

(2) September 30, 2021 figures are preliminary.